Exhibit (n)(4)

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 31, 2015, with respect to the consolidated financial statements of First Tower Finance Company LLC, included in the Registration Statement of Prospect Capital Corporation on Form N-2, Amendment No. 2 (File No. 333-206661) dated October 30, 2015. We hereby consent to the inclusion of said report in the Registration Statement of Prospect Capital Corporation Form N-2, Amendment No. 2.

/s/ McGladrey LLP

McGladrey LLP

Raleigh, NC
October 30, 2015